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                                                                      EXHIBIT 12

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                                                                                  YEAR-TO-DATE ENDED
                                                                                  SEPTEMBER 25, 1994
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Fixed Charges
  Interest expense..............................................................           $   51,757
  Interest related to ESOP (1)..................................................                1,056
  Capitalized interest..........................................................                1,070
  Portion of rents deemed to be interest........................................               15,569
  Amortization of debt expense..................................................                  265
                                                                                             --------
    Total Fixed Charges.........................................................           $   69,717
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                                                                                             --------
Earnings
  Income from continuing operations before income taxes.........................           $  159,159
  Fixed charges, less capitalized interest and interest related to ESOP.........               67,591
  Amortization of capitalized interest..........................................                3,123
  Distributed income from less than 50% owned unconsolidated affiliates.........                  196
  Subtract: Equity loss from less than 50% owned unconsolidated affiliate.......                  346
                                                                                             --------
    Total Earnings..............................................................           $  230,415
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Ratio of earnings to fixed charges..............................................                  3.3

(1) The Company has guaranteed repayment of $24,200,000 of debt of the Employee Stock Ownership Plan and, accordingly, has included the related interest in fixed charges.
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